Exhibit 10.1

Made this 26th August 2026

SOFTWARE DEVELOPMENT AGREEMENT

Between

TREASURE GLOBAL INC

(Registration No. 7908921)

(“the Company”)

AND

The person with particular in Section 3 of the First Schedule

(“Developer”)

THIS AGREEMENT is made on this day and year stated in Section 1 of the First Schedule (“the Date of Agreement”).

BETWEEN

The party whose name and particulars are stipulated in Section 2 of the First Schedule (“the Company”) of the one part.

AND

The party whose name and particulars are stipulated in Section 3 of the First Schedule (“the Developer”) of the other part.

The Company and the Developer are hereinafter individually referred to as “the Party” and collectively referred to as “the Parties”.

RECITALS:

A.	The Developer is in the business of, amongst others, technology services activities, and expertise in providing application services, software development, platform development, and turnkey solutions in various aspects, including customisation, software design, creative media platform development, and related digital solutions.

B.	The Company now wishes to engage the Developer in designing, developing, implementing and delivering a Lifestyle Membership and Experience Platform as more particularly described in the Third Schedule hereto (“the Software”) and the Developer desires to perform the Services in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual rights and obligations hereunder, the Parties mutually agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	The following words and expressions shall have the meanings ascribed to them below unless a contrary intention appears:

Acceptance Test	means the tests and acceptance of the Software and/or Deliverable as stipulated in Clause 5;

Agreement	means this Software Development Agreement including Schedules and Appendices;

Business Day	means a day except for a Saturday, Sunday and/or public holiday whereby the licensed bank is opened for general banking business in Selangor, Malaysia, in the State of New York or any city in which the Party is located are authorised or obligated by law or executive order to be closed;

Change Request	has the meaning as ascribed to it in Clause 4.7;

Confidential Information	has the meaning as ascribed to it in Clause 18;

Commencement Date	means the date of this Agreement;

Deliverables	means all software modules, components, source code, documentations, cloud infrastructure configurations, APIs, databases, and all other items to be delivered by the Developer to the Company pursuant to this Agreement as set out in Third Schedule;

Liquidated Damages	has the meaning as ascribed to it in Clause 13;

Securities Act	means the U.S. Securities Act of 1933, as amended;

Services	means the service more particularly described in Clause 4 of this Agreement;

Software	means designing, developing, implementing and delivering a Lifestyle Membership and Experience Platform including data mapping, and any other software module, component, source code, cloud, supporting develop by the Developer;

Software Development Fee	means the aggregate sum of US$1,000,000.00 as stipulated in Second Schedule;

TGL Shares	means the common stock of the Company issued as payment;

UAT	means User Acceptance Testing;

USD or US$	means the lawful currency of United States of America

1.2	save to the extent that the context or the express provision of this Agreement otherwise requires:

(a)	words using singular or plural number also include the plural or singular number, respectively;

(b)	the terms “hereof”, “herein”, “hereby” and “hereto” and similar words refer to the entire Agreement and not any particular clause, schedule or any other subdivisions of this Agreement;

(c)	a reference to a “clause” or “schedule” is to a clause or schedule to this Agreement;

(d)	the word “include” or “including” shall be deemed to be followed with “without limitation” or “but not limited” whether or not they are followed by such phrases or words of like part;

(e)	reference to any statutes or statutory provisions shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(f)	reference to “this Agreement” or other agreement or document shall be construed as a reference to such agreement or document as amended, modified or supplemental and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms;

(g)	the headings are for convenience only and shall be ignored in construing this Agreement;

(h)	reference to persons include their successors and any permitted transferee and assigns;

(i)	no rule of construction shall apply to the detriment of any party by reason of that party having control and/or was responsible for the preparation of this Agreement or any part thereof;

(j)	whenever this Agreement refers to a number days, such reference shall be to calendar days unless business days are specified;

(k)	in carrying out their obligations and duties under this Agreement, the Parties shall have an implied obligation of good faith; and

(l)	each of the schedule and the appendices hereto shall form an integral part of this Agreement.

1.3	The Recitals set forth the above are incorporated herein by reference and made a part of this Agreement as if fully set forth herein.

1.4	The Schedules and Appendices to this Agreement shall be incorporated into and deemed part of this Agreement and all reference to this Agreement shall include the Schedules and Appendixes to this Agreement.

1.5	In the event of conflict, the order of precedence shall be: (a) the Clauses; (b) the Schedules; (c) the Appendices, with the higher-ranking document prevailing.

2.	AGREEMENT

2.1	The Company hereby agrees to engage the Developer and the Developer hereby agrees to provide the Company the Services in relation to the development of the Software on and subject to the terms and conditions contained in this Agreement.

3.	TERM

3.1	Notwithstanding the Date of Agreement and subject to this Clause 3 herein, this Agreement shall commence from the date as stipulated in Section 4 of the First Schedule (“Effective Date”) and remain in force for a period as stated in Section 5 of the First Schedule (the “Term”) unless otherwise frustrated, rescinded or terminated in accordance with Clause 11 herein provided that the Parties shall be opened to commercial negotiation from time to time pertaining to the contents of this Agreement whereby should any such negotiation materialise, the Parties shall record such mutually agreed negotiations into written instrument which shall be supplemental to this Agreement.

3.2	During the whole Term, the Parties shall undertake and perform their respective obligations as set forth in this Agreement and shall do such acts necessary to ensure the successful performance of this Agreement.

4.	SCOPE OF SERVICES

4.1	Subject to the terms and conditions of this Agreement, the Developer shall design, develop, implement and deliver to the Company:

(a)	the Software in accordance with the specifications agreed between the Parties in writing together with all source code;

(b)	an integrated system in relation to the Software in accordance with specifications agreed in writing;

(c)	the Software and all services as described in the Third Schedule; and

(d)	all documentation, including technical documentation, API documentation, user manuals, system architecture documentation, database architecture documentation, deployment guides, and training materials.

4.2	The Developer shall deliver the Deliverables in accordance with the phased timeline set out in the Third Schedule. Each Phase shall be completed within the duration specified in the Third Schedule. Time is of the essence in respect of each Phase completion date.

4.3	The Developer shall deploy an agile implementation methodology comprising discovery and planning, UI/UX design, sprint development, quality assurance and testing, user acceptance testing, deployment, and training and go-live support for each Phase.

4.4	In performance of the Services during the Term, the Developer warrants that it shall provide the following services competent and professional manner:

(i)	maintain the Software and Deliverables in operable and proper condition as per the agreed specifications;

(ii)	provide updates to the Software and Deliverables by way of notification and training;

(iii)	provide general advice, know-how and guidance relating to management, marketing, promotion and operation of the Company’s business with the implementation of the Software;

(iv)	provide information technology support via telephonic, electronic and remote access in respect of the Software;

(v)	allocate at least one (1) representative for additional training pertaining to installation and implementation of the Software upon request and at the Developer’s expense;

(vi)	respond to enquiries regarding the Software and provide solutions accordingly;

(vii)	save, store safely and back up data and records of the Software and Deliverables and furnish such data and records to the Company upon request;

(viii)	report to the Company immediately upon discovery of any error, bug or problem in the Software or Deliverables; and

(ix)	furnish patches for bug fixing tested by the Developer and agreed to by the Company before incorporation into the Software or Deliverables.

4.5	The Developer shall provide all Services within the timelines set out in the Third Schedule.

4.6	The Developer further warrants and shall ensure that all intellectual property rights and ownership to the items enumerated in this Clause 4 shall vest absolutely in the Company free from any objection, opposition, claims, demands or action whatsoever from any third party.

4.7	Change Request

4.7.1	Either Party may from time-to-time request change to the scope, specifications, Deliverables, timelines or any other aspect of the Services (each, a “Change Request”) by submitting a written Change Request to the other Party, setting out in reasonable detail the nature of the proposed change and the reasons therefor.

4.7.2	Upon receipt of a Change Request from the Company, the Developer shall within five (5) Business Days provide the Company with a written assessment of the impact of the proposed change on the Software Development Fees, the timeline for the relevant Phase, the Deliverables and any other material aspect of the Agreement (“the Impact Assessment”).

4.7.3	Upon receipt of a Change Request from the Developer, the Company shall evaluate the proposed change and notify the Developer in writing of its acceptance or rejection within ten (10) Business Days of receipt.

4.7.4	No Change Request shall be effective and the Developer shall not commence any work in relation to a proposed change unless and until the Change Request and the corresponding Impact Assessment (where applicable) have been approved in writing by the Company.

4.7.5	Upon written approval by the Company, the Change Request shall form an integral part of this Agreement and the Parties shall perform their respective obligations in accordance with the approved Change Request.

4.7.6	Any increase to the Software Development Fees or extension to the timeline of any Phase arising from an approved Change Request shall be as set out in the relevant Impact Assessment and shall only be effective upon the Company’s written approval thereof.

4.7.7	The Developer shall not be entitled to any additional fees, costs or extensions of time in respect of any duly change that has not been the subject of a duly approved Change Request in accordance with this Clause 4.7.

5.	TESTING AND ACCEPTANCE

5.1	Subject to Clause 4 above, the Developer shall carry out their respective responsibility pertaining to the Software and/or Deliverables rendered by the Developer in accordance with the mutually agreed acceptance test plan.

5.2	The Developer shall conduct UAT together with the Company which results are to be verified and acknowledged by the Company whereby in the event the end result fail to satisfy the acceptance criteria, testing shall be repeated at reasonable intervals as required by the Company until those criteria are met.

5.3	Should the Software and/or Deliverables fail to conform to an Acceptance Test despite numerous repeated UAT, the Company may terminate this Agreement in accordance with Clause 11 herein where the Acceptance Test has failed more than three (3) times. The Developer irrevocably agrees to refund all Software Development Fees or any part thereof which has been paid to the Developer by the Company within fourteen (14) days from the date of termination of this Agreement.

5.4	Each Phase shall be subject to a separate Acceptance Test. The Company shall notify the Developer of its acceptance or rejection within five (5) Business Days of the Developer’s notification of completion. If the Company fails to respond within such period, the relevant Phase shall be deemed not accepted and the Developer shall promptly engage the Company to schedule a testing session.

6.	UPDATE AND CUSTOMISATION SERVICE LEVELS

6.1	The Developer shall be responsible for the ongoing update and customisation of the Software and/or Deliverables and/or solution provided under this Agreement for the entire Term.

6.2	In the event the Software and/or Deliverables does not perform as required and/or as agreed for the duration of this Agreement, such failure will be notified as per Clause 22 by the Company to the Developer and shall be remedied by the Developer within twenty-four (24) hours upon receipt of the notice.

6.3	In the event that the Developer fails to meet the service level, the following procedures shall be followed:

(a)	the Company shall promptly notify the Developer in writing of the service level breach;

(b)	the Developer shall acknowledge the notification and initiate actions to address and resolve the issue.

6.4	In the event of a recurring and confirmed breach of service level, the Developer shall provide service credit to the Company as compensation. Service credit shall be calculated based on the severity and duration of the breach, as mutually agreed upon by both Parties.

7.	POST-DELIVERY SUPPORT AND WARRANTY

7.1	Upon the Company’s satisfaction and acceptance of the Deliverables for each Phase, the Developer shall maintain and provide timely support services to the Company for a period of ninety (90) days from the date of acceptance of each Phase (“the Post-Delivery Support Period”) to ensure that the Deliverables shall continue to function and perform effectively and efficiently in accordance with the specifications required and prescribed by the Company.

7.2	During each Post-Delivery Support Period, the Developer shall at its own cost and expense:

(a)	rectify all defects, errors and bugs in the Deliverables of the relevant Phase;

(b)	provide patches, updates and fixes as necessary to maintain the proper functioning of the Deliverables;

(c)	respond to all support requests from the Company within four (4) hours during Business Days; and

(d)	resolve critical issues (being issues that render the Software or any material function thereof inoperable) within twenty-four (24) hours of notification.

7.3	The warranty obligations under this Clause 7 are in addition to and without prejudice to any other rights or remedies available to the Company under this Agreement or at law.

8.	INDEPENDENT CONTRACTOR STATUS

8.1	The Parties shall act as independent contractors and no Party shall act as agent for or partner of any of the other Party for any purpose whatsoever, and the employees of one Party shall not be deemed the employees of any of the other Party. No Party shall enter into any agreement with any third party on the other Party’s behalf.

8.2	Each Party shall remain responsible for the withholding and payment of all taxes, payroll levies, statutory deductions and contributions or such other employee benefit requirement now existing or hereafter enacted and attributable to their respective employees and agents.

9.	SOFTWARE DEVELOPMENT FEES AND PAYMENT

9.1	In consideration of the performance of the Developer of its obligations and the provision of the Software and/or Deliverables pursuant to this Agreement, unless otherwise agreed by the Parties in writing, the Company shall pay to the Developer the Software Development Fees as stipulated in the Section 1 of the Second Schedule in the manner and terms of payment as stipulated in the Section 2 of the Second Schedule (“Mode of Payment”).

9.2	The Company shall have the absolute and sole discretion to determine whether the Software Development Fees (or any part thereof) shall be satisfied by way of:

(a)	payment of cash in USD; or

(b)	issuance and allotment of TGL Shares; or

(c)	any combination of cash and TGL Shares;

and the Developer hereby acknowledges and agrees that the election of payment method shall be at the Company’s sole and absolute discretion for each payment milestone.

9.3	If the Company elects to satisfy any payment in TGL Shares, the following provisions shall apply:

(a)	the issue price per TGL Shares shall be based on the closing price of the common stock of TGL on the trading day immediately preceding the date of this Agreement;

(b)	for any subsequent payment (including but not limited to the balance Software Development Fees), the issue price per TGL Shares shall be based on the closing price of the Company’s common stock one (1) trading day immediately preceding the date of receipt of the Acceptance Test;

(c)	the TGL Shares shall be issued on a restricted stock basis for a period of six (6) months from the date of issuance, subject to compliance with Rule 144 of Securities Act;

(d)	certificates or book entries representing the TGL Shares shall bear a restrictive ledgend as required by applicable securities laws. The Developer acknowledges and agrees that, during the restricted period of six (6) months, it shall not sell, transfer, pledge or otherwise dispose of the TGL Shares except in compliance with Rule 144 of the Securities Act. Any transfer or disposition shall be subject to prior written notice to the Company;

(e)	upon the expiration of the six (6) months restricted period and upon compliance with the requirement of Rule 144 of Securities Act, the restrictions on the TGL Shares shall be released and the Developer may transfer or dispose of the TGL subject to the Securities Act and any other applicable laws; and

(f)	the Company agree to issue and allot the relevant TGL Shares within ten (10) Business Days from the relevant payment date.

9.4	The Software Development Fees may be subject to review upon Parties’ mutual written agreement provided that any such review or revision on the Software Development Fee shall not be effective unless and until such revision is agreed in writing by both Parties.

9.5	Subject to Clause 9.6 below, all taxes, duties and charges imposed on any of the Parties and/or their officer, agent, employees or representative by any competent tax authority (in Malaysia or elsewhere) in connection with the performance of work under this Agreement shall be the sole responsibility of such Party concerned.

9.6	Applicable Taxes

9.6.1	As to the consideration for the provisions of the Software and/or Deliverables by the Developer, it is understood and agreed that there shall be no Malaysian Sales and Service Tax (“SST”) (collectively known as “Applicable Taxes”) unless otherwise specifically stated.

9.6.2	The Parties agree and acknowledge that if any Applicable Taxes is imposed on any supplies and/or services made by supplying Party (“Supplier”) under this Agreement:

(a)	the Supplier shall have the right to impose the Applicable Taxes on the consideration payable on the supply and/or services by an amount equal to the Applicable Taxes imposed;

(b)	the Supplier shall be entitled to recover the increased amount from the receiving party (“Recipient”) as if the same were part of the consideration of the supply and/or Services; and

(c)	the calculation and charging of the Applicable Taxes on the consideration payable for the supply and/or Services shall be made on a separate basis provided always that the Supplier shall comply with such relevant Applicable Taxes provisions including but not limited to the following:

(i)	to register with the relevant Malaysian authorities to enable it to collect the Applicable Taxes on such taxable supply and/or services; and

(ii)	to ensure that the invoice (in the form as per the prevailing Applicable Taxes guide at the material time) to be issued after the imposition of the Applicable Taxes and the receipt or any other documents to be issued after payment for the supply and/or services by the Supplier to the Recipient shall identify the amount of the Applicable Taxes payable.

9.6.3	If a Party must reimburse the other Party a cost or expenses, the amount to be reimbursed shall be calculated net of any Applicable Taxes input tax credits that the Party seeking reimbursement is entitled to in respect of the cost or expenses incurred.

9.6.4	A reference to Applicable Taxes payable by a Party includes any corresponding Applicable Taxes payable by the representative member of any Applicable Taxes group of which that Party is a member and a reference to an input tax credit entitlement of a Party includes any corresponding input tax credit entitlement of the representative member of any Applicable Taxes group of which that Party is a member.

9.6.5	Either Party shall notify the other Party if it ceases to be registered or licensed under the relevant act or transfers its business as a going concern.

10.	INTELLECTUAL PROPERTY

10.1	All intellectual property rights in and to the Software, Deliverables, source code, documentation, and all materials developed, created or produced by the Developer pursuant to this Agreement shall vest absolutely and exclusively in the Company upon creation, free from any encumbrance, lien, claim, demand, objection or action whatsoever from any third party.

10.2	The Developer hereby assigns and agrees to assign to the Company, by way of present and future assignment, all rights, title and interest (including all intellectual property rights) in and to the Software, Deliverables and all materials developed under this Agreement. The Developer shall execute all documents and do all acts necessary to give effect to this assignment (if necessary).

10.3	The Developer shall not use, reproduce, modify, distribute or create derivative works from the Software or any part thereof for any purpose other than the performance of its obligations under this Agreement, without the prior written consent of the Company.

10.4	The Developer warrants that the Software and Deliverables do not and shall not infringe any intellectual property rights of any third-party. In the event any third-party claim of infringement is made, the Developer shall, at its own cost, either (a) procure the right for the Company to continue using the Software; (b) modify or replace the infringing element so that it becomes non-infringing without material diminution in functionality; or (c) if neither (a) nor (b) is commercially practicable, refund all Software Development Fees paid by the Company in respect of the infringing element.

11.	TERMINATION

11.1	Without prejudice to any other rights that the Parties may have under this Agreement or at law, either Party may terminate this Agreement immediately by notice in writing upon occurrence of any of the following events:

(a)	where a Party is in breach of this Agreement, which is incapable of being remedied, or where the breach is capable of being remedied and the breaching Party fails to remedy a breach of this Agreement of which it has received at least thirty (30) days prior written notice to remedy. Such breach includes but is not limited to where:

(i)	a Party materially breaches any of its obligations, warranties, representations or undertakings as set forth in the Agreement; or

(ii)	a Party unreasonably delays the performance of its obligations; or

(iii)	a Party’s action or inaction goes against the purpose and objective of this Agreement.

(b)	where the other Party:

(i)	becomes or threatens to become subject to any form of insolvency administration; or

(ii)	ceases or threatens to cease conducting its business; or

(iii)	convenes any meeting of its creditor; or

(iv)	passes a resolution or suffers a petition for winding up; or

(v)	has a liquidator or receiver appointed over the whole or any part of its assets; or

(vi)	takes similar actions under the laws of any jurisdiction for the general benefit of creditor of an insolvent or financially troubled subsidiary or parent company.

(c)	by mutual agreement of both Parties.

11.2	Notwithstanding anything contained in this Agreement, this Agreement may be terminated by either Party by serving a written notice of thirty (30) calendar days to the other Party.

11.3	In any event that the Developer fails or refuses to observe and perform any of its obligations contained in this Agreement, the Company reserves its rights to terminate this Agreement by giving thirty (30) days written notice to the Developer. Upon such termination:

(a)	the Developer shall irrevocably agree and undertake to refund all Software Development Fees (or any part thereof) paid to the Developer within fourteen (14) days of termination;

(b)	where payment has been satisfied in TGL Shares, the Developer shall, at the Company’s election, either

(i)	return the equivalent number of TGL Shares received, or

(ii)	pay to the Company the cash equivalent of the Software Development Fees at the original issue price of the TGL Shares;

(c)	the Developer shall deliver to the Company all work product, source code, documentation, and Deliverables completed up to the date of termination; and

(d)	all intellectual property rights in any work product completed prior to termination shall remain vested in the Company.

11.4	Clauses 10 (Intellectual Property), 12 (Indemnity), 13 (Liquidated Damages), 14 (Liability), 17 (Personal Data Protection), 18 (Non-Disclosure of Confidential Information), and 19 (Governing Law and Jurisdiction) shall survive termination or expiry of this Agreement.

12.	INDEMNITY

12.1	The Developer hereby irrevocably and unconditionally indemnifies the Company in full and shall keep indemnified the Company from and against all losses, costs, liabilities, claims, charges, actions, proceedings, damages, prosecution, expenses and demands which the Company may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from the provision of the Services to the Company or in any way attributable to the provision of the Services by the Developer to the Company pursuant to this Agreement, including but not limited to, any action or proceedings taken by any governmental authority and any action, claims, demands or proceedings made by any third party for an infringement or violation of its intellectual property rights in the design and formulation of deliverables in connection with the purpose originally stated.

12.2	The Company hereby irrevocably and unconditionally indemnifies the Developer in full and shall keep indemnified the Developer from and against all losses, liabilities, costs, claims, charges, actions, proceedings, damages, prosecution, expenses and demands which the Developer may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from or in any way attributable to the breach of any provisions in this Agreement by the Company.

13.	LIQUIDATED DAMAGES

13.1	The Parties acknowledge and agree that time is of the essence in the performance of this Agreement. In the event that the Developer fails to complete any Phase within the timeline specified in the Third Schedule (each, a “Delay”), the Developer shall pay to the Company liquidated damages at the rate of two per cent (2%) of the Software Development Fees applicable to the delayed Phase for each week of Delay or part thereof (“Liquidated Damages”). The Liquidated Damages for each week shall be calculated from the date of the Delay until the delivery of the relevant Phase to the Company.

13.2	The aggregate Liquidated Damages payable by the Developer in respect of any single Phase shall not exceed ten per cent (10%) of the Software Development Fees applicable to that Phase.

13.3	In the event that the aggregate Liquidated Damages in respect of any single Phase reaches the cap specified in Clause 13.2, the Company shall be entitled, in addition to the Liquidated Damages already accrued, to terminate this Agreement in accordance with Clause 11.

13.4	The Liquidated Damages specified in this Clause 13 represent a genuine pre-estimate of the loss likely to be suffered by the Company as a result of any Delay and are not a penalty.

13.5	The Developer’s liability for Liquidated Damages shall be without prejudice to any other rights or remedies available to the Company under this Agreement or at law, save that the Company shall not be entitled to claim general damages for delay in respect of the same Phase to the extent that Liquidated Damages have been paid or are payable under this Clause.

13.6	No Liquidated Damages shall accrue in respect of any Delay caused by an Event of Force Majeure or by the Company’s failure to perform its obligations necessary for the Developer to complete the relevant Phase (including delayed approvals or failure to provide required information).

14.	LIABILITY

14.1	Nothing in this Agreement excludes or limits the liability of either Party in respect of:

(a)	death or personal injury caused by its negligence (including negligence by officers, agents, employees, representatives or contractors of the Parties); and

(b)	liability which may not otherwise be limited or excluded under the applicable laws.

14.2	Subject to Clause 13 and 14.1 above and other than as expressly provided in this Agreement, in no event will either Party be liable to the other for:

(a)	any economic losses (including without limitation, loss of profit, loss of contracts, business or anticipated savings); and/or

(b)	indirect or consequential damages whether arising from negligence, breach of this Agreement, or howsoever; and/or

(c)	loss of goodwill or reputation; and/or

(d)	wasted management or staff time, suffered or incurred by a Party arising out of or in connection with this Agreement, whether or not such losses were within the contemplation of the Parties at the date of this Agreement.

14.3	The Parties acknowledge and agree that in the event of a breach of the Agreement by either Party, the non-defaulting Party shall use its best endeavours to do all things as may reasonably be necessary to mitigate any losses that it may suffer pertaining to such breach.

15.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

15.1	Each Party represents, warrants and undertakes to the other as follows:

(a)	it is a company duly incorporated under the laws of its country of incorporation and has full power and authority to own its assets and carry on its business;

(b)	it has full legal right, power and authority to execute, deliver and perform its obligation under this Agreement;

(c)	all necessary corporate resolution and authorisations to enter into this Agreement and to perform all obligations have been duly obtained;

(d)	by entering into this Agreement, it is not in breach or in contravention of any law or contract applicable to it;

(e)	this Agreement, when executed, constitutes legal, valid and binding obligations, enforceable against it in accordance with the terms thereof; and

(f)	the person signing this Agreement on behalf of it has been duly authorised to execute and deliver this Agreement.

15.2	In addition to the foregoing, the Developer further represents and warrants to the Company as follow:

(a)	it possesses all requisite expertise, experience and qualifications to provide the Services to the Company in accordance with this Agreement;

(b)	it currently has in place a competent and qualified team of experts, advisors, technical employees and all other relevant employees to provide the Services to the Company in accordance with this Agreement;

(c)	it will not breach or infringe the intellectual property rights of any other persons in discharging its obligation contained in this Agreement;

(d)	it is in a position to vest in the Company free from any objection, claims or demands from any other person all relevant and requisite intellectual property rights to the system and platform prescribed by Clause 4 above;

(e)	it is duly licensed and authorised to provide the Services in accordance with this Agreement;

(f)	in providing the Services to the Company under this Agreement, it will not breach any agreement, deed or other instruments made by the Developer with any other third parties;

(g)	the provision of the Services will not violate, infringe or contravene laws of Malaysia and any other country in which the Company or any of its related or associated companies have a place of establishment or carries out business;

(h)	the Software shall be free from viruses, malware, trojans, backdoors, time bombs or other harmful code; and

(i)	all third-party components incorporated into the Software are duly licensed and the Developer shall provide evidence of such licences upon request.

16.	SUSPENSION OF SCOPE OF SERVICES

16.1	The Company may, without prejudice any rights and remedies of the Company under this Agreement, the law and/or equity, exercise the rights to suspend the Scope of Services at any time during the Term by notice in writing to the Developer for a duration of not more than thirty (30) calendar days without any liability to the Developer.

17.	NO ASSIGNMENT

17.1	The rights and obligations of the Parties under this Agreement shall not be assigned, transferred, charged or otherwise dealt with, and neither Party shall attempt or purport to do so, without the prior written consent of the other Party.

18.	PERSONAL DATA PROTECTION

18.1	Both Parties shall not cause, permit or allow the Personal Data (which shall encompass personal data and sensitive personal data as defined in the Personal Data Protection Act 2010 [Act 709]) to be copied, duplicated, transcribed, processed, sold to, revealed to, or used by any other person or entity without the consent of the other Party.

18.2	The Parties shall use the Personal Data solely for the purpose of this Agreement. The Personal Data shall not be used for any other purpose except with the explicit consent of the other Party.

18.3	Each Party shall use the highest standard of diligence to ensure that its contractors, agents, employees, and representatives observe the confidentiality of the Personal Data and will prohibit any unauthorised access to use or duplication of any Personal Data in whole or in part.

18.4	Each Party agrees to notify the other Party immediately for any unauthorised possession, use or disclosure of Personal Data by any person or entity not authorised by this Agreement to have such possession, use or knowledge whereby the Party will promptly furnish the other Party with the full details of such possession, use or knowledge and will provide bona fide cooperation to one another in any litigation against third parties deemed necessary to protect the Personal Data.

18.5	Nothing in this clause shall be construed as a waiver of either Party’s right to recover damages or obtain other relief against the defaulting Party for its wilful act, omission or negligence resulting in harm, loss or damage suffered by the non-defaulting Party.

18.6	The Parties agree that where, pursuant to this Agreement, any of the data/information which includes Personal Data are extended:

(a)	to the Developer by the Company and/or collected/processed by the Developer on behalf of the Company, the Developer agrees not to conduct itself, and to procure that its employees and/or agent do not conduct themselves, in such manner as to cause the Company to be in breach of its obligations as a Data User.

(b)	to the Company by the Developer and/or collected/processed by the Company for and on behalf of the Developer, the Company agrees not to conduct itself, and to procure that its employees and/or agent do not conduct themselves, in such a manner as to cause the Developer to be in breach of its obligations as a Data User.

18.7	The Developer shall implement and maintain appropriate technical and organisational measures to protect Personal Data against unauthorised or unlawful processing, accidental loss, destruction or damage, consistent with good industry practice and applicable law.

18.8	Upon termination or expiry of this Agreement, the Developer shall, at the Company’s option, either return or securely destroy all Personal Data in its possession and certify such return or destruction in writing within fourteen (14) days.

19.	NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

19.1	The Parties shall use any confidential information revealed during the course of the Services solely for the purpose of the Services. The Parties shall use their best efforts to keep the confidential information in confidence and shall not disclose any of the confidential information to any other person, provided however that a Party may make disclosure to its representatives who have a need-to-know basis of such information and who agree to keep such information in confidence.

19.2	This Non-Disclosure of Confidential Information clause shall not apply to confidential information which is or becomes publicly available other than as a result of a breach of this provision, or which becomes lawfully available to both Parties from a third party free from any confidentiality restrictions.

19.3	Notwithstanding anything to the contrary herein, in the event that either Party terminates, where a Party may be required by law or by a regulatory authority to, amongst others, disclose to the relevant authorities and the new service provider proposed to be appointed by the other Party to replace, if any, the termination together with the reason thereto, the Party may be required to make available all information relating to the incoming advisor, the Party shall agree to the extent practicable to do so, provide prior written notification to the other Party of such disclosure.

19.4	The obligations contained in this Clause shall survive the termination of this Agreement for a period of two (2) years following the date of termination of this Agreement.

20.	GOVERNING LAW AND JURISDICTION

20.1	This Agreement shall be governed by and construed and enforced in accordance with the laws of Malaysia.

20.2	Any dispute, controversy or claim arising out of or in relation to this Agreement including any breach of any terms of this Agreement shall be resolved, insofar as it is possible, by mutual consultation between the Parties.

20.3	In the event that no settlement is capable of being reached by the Parties, the dispute shall be resolved by the courts of Malaysia.

21.	FORCE MAJEURE

21.1	Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or the non-performance, of any of its obligations hereunder, to the extent that the delay or non-performance is due to an Event of Force Majeure of which it has notified the other, and the time for performance of that obligation shall be extended accordingly. For the purpose herein, “Event of Force Majeure” shall mean any act, event or circumstance relied on by either Party hereto over which that affected Party could not have reasonably exercised control, including but not limited to acts of God, acts of government or other authorities, fires, lockouts, riots, wars, pandemics, epidemics, inclement weather, earthquakes, movement control orders, and other natural disasters.

21.2	Each Party shall immediately notify the other Party in writing of the occurrence of any Event of Force Majeure and its consequences. If the Event of Force Majeure continues for an aggregate period exceeding three (3) months, either Party may terminate this Agreement by written notice, which termination may take effect immediately or on the date specified in the notice at the option of the Party issuing the termination notice. Neither Party shall have any liability in respect of such termination save for any antecedent breach or liability which has arisen prior to the Event of Force Majeure.

22.	CHANGE IN PARTIES

22.1	The obligations, covenants and liability of the Parties set out in this Agreement shall continue to be binding and enforceable notwithstanding any amalgamation, restructuring or change of shareholding or control in the Developer or the Company.

23.	NOTICES

23.1	Unless expressly stated herein, any notice or communication to be given under this Agreement shall be in writing and be in the English language and may be given or sent:

(a)	by hand;

(b)	by international courier;

(c)	by email,

to the Parties at the addresses in Section 2 and Section 3 of the First Schedule.

23.2	All notices and communications by one Party to the other Party shall be deemed to have been received by the other Party and be effective as follows:

(a)	if by hand, upon written acknowledgement of receipt by a duly authorised officer, employee, agent or representative of the receiving Party;

(b)	if by international courier, five (5) days after notice is posted; and

(c)	if by email, upon sending provided that there is no return email notifying failure of delivery.

24.	SEVERABILITY

24.1	Each provision of this Agreement is severable from the other. If at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

25.	WAIVER

25.1	No right of the Parties under this Agreement shall be deemed to be waived except by notice in writing signed by the Party granting the waiver and the waiver of any right shall not prejudice the rights of the Party in respect of any subsequent breach of the Agreement.

26.	VARIATION

26.1	No variation, amendment, modification or supplement to any provision of this Agreement shall be effective unless it is made in writing and signed by or on behalf of both Parties.

26.2	Any such variation shall, upon execution by both Parties, form an integral part of this Agreement and shall be read and construed together with this Agreement.

27.	CUMULATIVE RIGHTS

27.1	The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

28.	TIME OF THE ESSENCE

28.1	Time is of the essence in the performance of this Agreement, including with respect to each Phase completion date specified in the Third Schedule, the delivery of all Deliverables, and the observance of all other dates and periods stipulated herein. No extension of time granted by the Company for the performance of any obligation shall operate as a waiver of the essentiality of time in respect of any other obligation or any subsequent performance of the same obligation.

29.	RELATIONSHIP OF PARTIES

29.1	Nothing in this Agreement shall create or be deemed or construed to create a partnership or joint venture or the relationship of principal and agent between the Parties.

30.	ENTIRE AGREEMENT

30.1	This Agreement together with the Schedules and Appendices annexed herein contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior written or oral agreement between the Parties relating thereto.

31.	SUCCESSORS

31.1	This Agreement together with the Schedules and Appendices herein annexed shall be binding on the respective successors-in-title of the Parties, permitted assigns and persons deriving title thereunder.

32.	COUNTERPART

32.1	This Agreement may be executed by facsimile, pdf, digital signature, electronic signature and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the Parties hereby agree to the terms and conditions set forth in this Agreement, including the Schedules hereof, and have hereunto set their hands and/or by electronic signatures in accordance with the respective local digital signature regulations on the day and year herein before mentioned.

Signed for and on behalf of TREASURE GLOBAL INC. [Delaware Department of State’s File No.: 7908921] by its authorised representative in the presence of:

Name: Sam Teo
Position: Acting CEO

Name:
NRIC No.:

Signed for and on behalf of MESTIZ TECHNOLOGY SDN BHD [Company Registration No.: ] by its sole director in the presence of:

Name:
Position:

Name:
NRIC No.:

FIRST SCHEDULE

(which is to be taken, read and construed as an integral part of this Agreement)

Section	Description	Particular
1	Date of Agreement	26th August 2026
2	The Company	Company Name	:	TREASURE GLOBAL INC
		Company Registration No.	:	7908921
		Business Address	:	276 5TH Avenue Suite 704, #739 New York, NY 10001
		Contact No.	:
		Email Address	:	sam.teo@treasureglobal.org
		Authorized Representative	:	Sam Teo
3	The Developer	Company Name	:
		Company Registration No.	:
		Registered Address	:
		Contact No.	:
		Email Address	:
		Authorized Representative	:
4	Effective Date	26th August 2026
5	Term	Three (3) months from the Effective Date

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SECOND SCHEDULE

(which is to be taken, read and construed as an integral part of this Agreement)

Software Development Fees

Section	Description	Particular
1	Software Development Fees	An aggregate of US Dollar One Million (USD 1,000,000.00)
2	Mode of Payment	All such Software Development Fees shall be paid in accordance with Clause 9.2 and 9.3 thereof

1.	The Parties hereby agree and acknowledge that the Software Development Fees shall be payable in the following manner:

Milestone	Description	Amount (USD)
1	Upon Effective Date	500,000.00
2	Upon completion of user acceptance test	400,000.00
3	Upon completion of go live	100,000.00

2.	Within two (2) days from the Effective Date, the Company shall pay the first (1st) milestone payment to the Developer either by way of transfer of immediately available funds to the bank account designated by the Developer in accordance with Paragraph 3 below or shall be satisfied by way of issuance and allotment of the TGL Shares of an equivalent value.

3.	All such monies to be transferred to the Developer by the Company shall be made to the following bank:

Accountholder	:
Account No.	:
Bank Name	:
SWIFT Code	:
Bank Address	:

4.	The Developer shall submit a detailed invoice to the Company, outlining such part of the Software Development Fees due and payable and the Company shall make the payment within seven (7) calendar days from the Company’s receipt of the invoice.

5.	Pursuant to Clause 4.7 and if any additional services are to be provided by the Developer on the request of the Company, beyond and above the Scope of Services in this Agreement, the Parties shall agree upon such additional services and scope of services, deliverables, timeline and associated expenses. Such Change Request shall be reduced in writing after both Parties have agreed to the terms and conditions.

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THIRD SCHEDULE

(which is to be taken, read and construed as an integral part of this Agreement)

SCOPE OF SERVICES AND DELIVERABLES

Milestone	Description	Scope of Work
1	Business Discovery and Strategy	• Business requirement gathering
•    Lifestyle ecosystem planning
•    User journey workshops
•    Business process analysis
•    Digital transformation consulting
•    Revenue model planning
•    Membership strategy
•    Customer engagement strategy
•    Future scalability planning
•    Technology architecture planning
•    AI & personalisation strategy
• Go-to-market and operational blueprint
2	Product Planning	• Product Requirement Document
•    Software Requirement Specification
•    Functional Specification
•    User Flow
•    Technical Flow
•    API Planning
•    Security Framework
•    Database Architecture
•    System Architecture
• Cloud Deployment Strategy
3	UI/UX Design	• Brand Guideline
•    Design System
•    User Experience Research
•    Customer Journey Mapping
•    Wireframes
•    High-Fidelity Design
•    Interactive Prototype
•    Responsive Mobile Design
•    Tablet Design
• Backend Portal Design
4	Core Mobile Application Development	• iOS Application
•    Android Application
•    Core Navigation
•    User Interface Framework
•    Reusable UI Components
•    Application Framework
•    Notification Framework
•    Authentication Framework
• API Integration Framework

5	Backend, Infrastructure and Devops	• Cloud Server Setup
•    API Gateway
•    Database
•    User Authentication
•    Security Layer
•    Encryption
•    Monitoring Dashboard
•    Backup System
•    Disaster Recovery
•    Logging System
•    Development Environment
•    UAT Environment
•    Production Environment
•    CI/CD Pipeline
•    Version Control
•    Automated Deployment
• Server Monitoring

Key Deliverables

Upon the completion of the Services, the Developer shall deliver the following Deliverables to the Company:

(a)	Complete Business Solution Blueprint;
(b)	Product Roadmap;
(c)	Figma UI/UX;
(d)	Mobile Application Framework;
(e)	Backend Framework;
(f)	Cloud Infrastructure;
(g)	Technical Documentation;
(h)	API Documentations; and
(i)	Security Architecture.

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